UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2016

Sport Endurance, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-161943	26-2754069
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Broadway, 19th Floor, New York, NY	10038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 846-4280

Former Address: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement

On December 28, 2016, Sport Endurance, Inc. (the “Company”) entered into a Forbearance Agreement (the “Agreement”) with a certain holder of $336,787 of the Company’s 10% Secured Convertible Promissory Notes (the “Notes”) named therein (the “Lender”), pursuant to which the Company and the Lender agreed to increase the principal to $490,389.90, which includes accrued interest and penalties, and extend the due date of the Notes to March 31, 2017. Additionally, the Company issued the Lender 35,000 shares of the Company’s common stock.

The foregoing descriptions of the Agreement and the Note (collectively, the “Transaction Documents”) do not purport to be complete and are qualified in their entirety by the terms and conditions of the Transaction Documents. A copy of each of the form of Agreement and Note are attached hereto as Exhibit 10.1 and 10.2 respectively, and are incorporated herein by reference.

Item 3.02          Unregistered Sales of Equity Securities.
The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The shares of restricted common stock were issued without registration under the Securities Act of 1933 in reliance upon the exemption provided in Section 4(a)(2) and Regulation D thereunder.
Item 9.01          Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.          Exhibit

10.1          Form of Forbearance Agreement

10.2          Form of Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORT ENDURANCE, INC.

Date: January 4, 2017	By: /s/ David Lelong
Name:  David Lelong
Title:  Chief Executive Officer